UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

HILB ROGAL & HOBBS COMPANY

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-15981 (Commission File Number)	54-1194795 (I.R.S. Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)        On May 6, 2008 the Board of Directors (the “Board”) of Hilb Rogal & Hobbs Company (the “Company”) approved the promotion of F. Michael Crowley, President of the Company, to the new position of President and Chief Operating Officer. The promotion was made expressly contingent on the approval of a compensation package for Mr. Crowley by the Human Resources & Compensation Committee of the Board (the “Committee”) and Mr. Crowley’s acceptance of the position and compensation package. Mr. Crowley, 56, has been President of the Company since September 2005. He was Executive Vice President, National Director for Property and Casualty from 2004 to 2005. Prior thereto, he was Vice Chairman of Palmer & Cay, Inc. from 2002 to 2004 and President and Chief Operating Officer of Palmer & Cay, Inc. from 1998 to 2002.

On May 23, 2008, the Committee approved modifications to the compensatory arrangement of Mr. Crowley in recognition of his promotion to President and Chief Operating Officer and subject to his acceptance of the position. Specifically, the Committee approved an increase in Mr. Crowley’s base salary from $460,000 to $550,000. Mr. Crowley was also granted 2,000 shares of restricted stock and options to purchase 6,000 shares of the Company’s common stock at an exercise price per share equal to $31.20, the closing price on the New York Stock Exchange on May 23, 2008. The equity awards were made by the Committee pursuant to the Company’s 2007 Stock Incentive Plan. The restricted stock vests in 25% increments over a five year period, provided that certain operating performance goals of the Company are achieved. If the performance goals are met, the first 25% of the award will vest two years from the date of the award, with the remainder of the award vesting in 25% increments each year thereafter. The stock options vest in 25% increments over a four year period from the date of the award and expire after seven years. In addition, the Committee approved an additional cash contribution to Mr. Crowley’s Supplemental Cash Incentive Plan account for 2008 in the amount of $48,480.

On May 29, 2008, Mr. Crowley accepted, effective immediately, the position of President and Chief Operating Officer and the compensation package approved by the Committee.

The full text of the Company’s June 4, 2008 press release announcing the appointment of Mr. Crowley as President and Chief Operating Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 5.02 above.

Exhibit No.	Description

99.1	Press Release dated June 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB ROGAL & HOBBS COMPANY
(Registrant)

Date:	June 4, 2008	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel
and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 4, 2008.